Exhibit 15.1

VanceInfo Technologies Inc.	Direct:	(852) 2842 9511
3/F, Building 8	Fax:	(852) 2845 9268
Zhongguancun Park, Haidian District	E-mail:	David.Lamb@conyersdillandpearman.com
Beijing, PRC 100094

June 27, 2008

Dear Sirs,

Re: VanceInfo Technologies Inc.

We consent to the reference to our firm under the headings “Item 10.E - Additional Information - Taxation” in VanceInfo Technologies Inc.’s Annual Report on Form 20-F for the year ended December 31, 2007, which will be filed with the Securities and Exchange Commission in the month of June 2008.

Yours faithfully,

/s/ Conyers Dill & Pearman
Conyers Dill & Pearman